INCORPORATED UNDER THE BUSINESS CORPORATIONS ACT (ALBERTA)

AUSAM ENERGY CORPORATION

NUMBER	SHARES
NO2806551	*0***** **0**** ***0*** ****0** *****0*

THIS CERTIFIES THAT

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ISIN: CA0521012017
CUSIP: 052101201

IS THE REGISTERED HOLDER OF

ZERO

FULLY PAID AND NON-ASSESSABLE COMMON SHARES WITHOUT NOMINAL OR PAR VALUE

in the Capital Stock of the above named Corporation transferable on the books of the Corporation by the registered holder in person or by duly authorized attorney in writing upon surrender of this Certificate properly endorsed.

This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar of the Corporation.

IN WITNESS WHEREOF the Corporation has caused this Certificate to be signed by the facsimile signatures of its duly authorized officers.

DATED: 18 SEPTEMBER 2007

President and Chief Executive Officer

Corporate Secretary

COUNTERSIGNED AND REGISTERED
OLYMPIA TRUST COMPANY CALGARY, ALBERTA
TRANSFER AGENT AND REGISTRAR

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BY: ______________________

Authorized Officer

The shares represented by this Certificate are transferable at the offices of Olympia Trust Company in the City of Calgary, Alberta

SECURITY INSTRUCTIONS ON REVERSE VOIR LES INSTRUCTIONS DE SECURITE AU VERSO

2806551